Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholdersof
Small World Kids, Inc. (f.k.a. Savon Team Sports)5711
Buckingham Parkway

Culver City, CA 90230

We hereby consent to the inclusion by reference of our audit report dated October 14, 2003, which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern, of Savon Team Sports for the year ended June 30, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 1, 2005